UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2012

VALERO ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13175	74-1828067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way San Antonio, Texas		78249
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	On July 26, 2012, the Board of Directors (“Board”) of Valero Energy Corporation (“Valero”) elected Deborah Platt Majoras to the Board. On July 26, 2012, Valero issued a press release announcing her election. A copy of the press release is attached hereto as Exhibit 99.01 and is incorporated herein.

Upon her election to the Board, Ms. Majoras was awarded 9,261 restricted shares of Valero common stock in accordance with the terms of Valero’s compensation program for non-employee directors. The shares will vest annually in one-third increments on the dates of the next three annual meetings of Valero’s stockholders.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.01	Valero Energy Corporation 2011 Omnibus Stock Incentive Plan - incorporated by reference to Appendix A to Valero’s Definitive Proxy Statement on Schedule 14A for the 2011 annual meeting of stockholders, filed March 18, 2011 (SEC File No. 1-13175).

10.02	Form of Restricted Stock Agreement - incorporated by reference to Exhibit 10.24 to Valero’s Annual Report on Form 10-K for the year ended December 31, 2011.

99.01	Pressrelease dated July 26, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION

Date: July 30, 2012	by:	/s/ Jay D. Browning
Jay D. Browning
Senior Vice President and Secretary

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